EXHIBIT 99.2
                                                                   ------------


                            FORM OF MAF BANCORP, INC.
                        STOCK OPTION ASSUMPTION AGREEMENT


OPTIONEE:____________________

            STOCK OPTION ASSUMPTION AGREEMENT issued as of the 31st day of December, 1998 by MAF BANCORP, INC., a Delaware corporation ("MAF").

            WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Westco Bancorp, Inc., a Delaware corporation ("Westco"), which were granted to Optionee under the Westco Bancorp, Inc. 1992 Incentive Stock Option Plan (the "Stock Option Plan") and are evidenced by a Stock Option Agreement(s) (the "Option Agreement(s)") between Westco and Optionee, which are incorporated by reference herein.

            WHEREAS, effective as of December 31, 1998, Westco has merged with and into MAF (the "Merger") pursuant to the Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of August 17, 1998, by and between MAF and Westco;

            WHEREAS, the Merger Agreement provides for the conversion of all outstanding options under the Stock Option Plan into options to purchase MAF common stock ("MAF Stock");

            WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 1.395 of MAF common stock ("MAF Stock") for each outstanding share of Westco common stock ("Westco Stock");

            WHEREAS, this Stock Option Assumption Agreement is to become effective immediately in order to reflect certain adjustments to Optionee's outstanding options under the Stock Option Plan, which have become necessary by reason of the conversion of those options in connection with the Merger;

            NOW, THEREFORE, it is hereby agreed as follows:

            1. The number of shares of Westco Stock subject to the stock options held by Optionee under the Stock Option Plan immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (the "Westco Options") and the exercise price payable per share are set forth in Exhibit A hereto. MAF hereby assumes, as of the Effective Time, including with respect to any limited rights granted to an Optionee, all the duties and obligations of Westco under each of the Westco Options as set forth in the Stock Option Plan and the Optionee's Option Agreement(s). In connection with such assumption, the number of shares of MAF Stock purchasable under each Westco Option and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio in a manner consistent with the Merger Agreement. Accordingly, the number of shares of MAF Stock subject to each Westco Option shall be as specified for that option in attached Exhibit A, and the adjusted exercise price payable per share of MAF Stock under the Westco Option shall be as indicated for that option in attached Exhibit A.

            2. The following provisions shall govern each Westco Option hereby assumed by MAF:

                        a. Unless the context otherwise requires, all references
            in each Option Agreement and in the Stock Option Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean MAF, (ii) to "Stock" shall means shares of MAF Stock, (iii) to the "Board" shall mean the Board of Directors of MAF and (iv) to the "Committee" shall mean the Compensation Committee of the MAF Board of Directors.

                        b. The grant date and the expiration date of each Westco
            Option and all other provisions which govern either the exercisability or the termination of the Westco Option shall remain the same as set forth in the Option Agreement applicable to that option and the provisions of the Stock Option Plan, and shall accordingly govern and control Optionee's rights under this Stock Option Plan, and shall accordingly govern and control Optionee's rights under this Stock Option Assumption Agreement to purchase MAF Stock.

                        c. For purposes of applying any and all provisions of
            the Option Agreement relating to Optionee's status as an employee, Optionee shall be deemed to continue in such status as an employee for so long as Optionee renders services as an employee of MAF or any present or future MAF subsidiary (within the meaning of a "subsidiary corporation" as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended). Accordingly, the provisions of the Option Agreement governing the termination of the Westco Options upon Optionee's cessation of service as an employee of Westco shall hereafter be applied on the basis of Optionee's cessation of employee status with MAF and its subsidiaries, and each Westco Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee of MAF and its subsidiaries.

                        d. The adjusted exercise price payable for the MAF Stock
            subject to each Westco Option shall be payable in any of the forms authorized under the Stock Option Plan and the Option Agreement applicable to that option.

                        e. Upon the exercise of a converted limited right
            assumed by MAF, the Optionee shall receive (i) cash as provided under such limited right, or (ii) if so determined by the Committee, shares of MAF Stock having a fair market value equal to the cash that otherwise would have been payable in connection therewith.

                        f. In order to exercise each Westco Option, Optionee
            must deliver to MAF a written notice of exercise in which the number of shares of MAF Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of MAF Stock and should be delivered to MAF at the following address:

                                MAF Bancorp, Inc.
                            Attn: Michael J. Janssen
                              55th & Holmes Avenue
                            Clarendon Hills, IL 60514

            3. Except to the extent specifically modified by this Stock Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

            IN WITNESS WHEREOF, MAF has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly authorized officer as of the ____ day of _______________, 1998.

                                       MAF BANCORP, INC.


                                       By:______________________________________
                                       Title:___________________________________

                                 ACKNOWLEDGMENT

            The undersigned acknowledges receipt of this foregoing Stock Option Assumption Agreement and understands and acknowledges that all rights and liabilities with respect to each of his or her Westco Options hereby assumed by MAF are as set forth only in the Option Agreement, the Stock Option Plan and this Stock Option Assumption Agreement and that no other agreements exist with respect to his or her Westco Options. The undersigned also acknowledges that, except to the extent specifically modified by this Stock Option Assumption Agreement, all of the terms and conditions of the Option Agreement as in effect immediately prior to the effective time shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement. The undersigned further acknowledges that the Westco Option or Options described in Exhibit A hereto constitute all of the options or other rights to purchase Westco Stock that he or she owned immediately prior to the effective time of the Merger.

                           ________________, Optionee

DATED:

                                    EXHIBIT A

                Optionee's Outstanding Options to Purchase Shares
                             of Westco Bancorp, Inc.
                                  (Pre-Merger)



DATE OF OPTION AGREEMENT            NUMBER OF OPTIONS            EXERCISE PRICE
------------------------            -----------------            --------------




                Optionee's Outstanding Options to Purchase Shares
                        of MAF Bancorp, Inc. Common Stock
                                  (Post-Merger)

DATE OF OPTION AGREEMENT            ADJUSTED NUMBER OF OPTIONS            ADJUSTED EXERCISE PRICE
------------------------            --------------------------            -----------------------
                            (1.395 times Number of Options set forth  (Exercise Price set forth above
                                        above)                               divided by 1.395)